UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

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JRSIS HEALTH CARE CORPORATION

(Exact name of registrant as specified in its charter)

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Florida	1-36758	46-4562047
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1st - 7th Floor, Industrial and Commercial Bank Building

Xingfu Street, Hulan Town, Hulan District, Harbin City

Heilongjiang Province, P.R. China 150025

(Address of Principal Executive Office) (Zip Code)

86-451-56888933

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Election of Directors; Appointment of Certain Officers

On November 6, 2018 the Registrant's Board of Directors increased the number of members of the Board of Directors from five to six, and elected Guoqing Jin to fill the vacancy and serve as a member of the Board of Directors. Information regarding Mr. Jin follows:

Guoqing Jin. Guoqing Jin has been employed by Shenzhen Zhigong Certified Public Accountants since 2011, and currently serves as Supervisor for that firm. Mr. Jin was awarded a Bachelor's Degree by Guangdong University of Petrochemical Technology in 2008, and in 2011 earned a Collegiate Degree from the Universal College of Learning in New Zealand. Mr. Jin was appointed to bring to the Board his experience in financial planning and accounting. Mr. Jin is 32 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JRSIS Health Care Corporation

Date: November 6, 2018	By:	/s/ Lihua Sun Lihua Sun, Chief Executive Officer

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